EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

BF BORGERS CPA PC

CERTIFIED PUBLIC ACCOUNTANTS

5400 WEST CEDAR AVENUE

LAKEWOOD, CO 80226

(303) 953-1454

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Nocera, Inc.

We consent to the use of our report dated October 18, 2018 with respect to the financial statements of Nocera, Inc. as of December 31, 2017 and 2016 and the related statements of operations, shareholders’ equity/(deficit) and cash flows for the years then ended. We also consent to the reference to our firm under the caption “Experts” in the Form 10.

 /s/ BF Borgers CPA PC

_________________________________________

BF Borgers CPA PC

Lakewood, CO

December 5 , 2018